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                                                                   Exhibit 10.66

                               Mr. Robert S. Trump
                              2611 West 2nd Street
                            Brooklyn, New York 11223


                                                         March 29, 1996


Financial Performance Corporation
335 Madison Avenue, 11th Floor
New York, New York  10016
Attention:  Mr. William F. Finley
            President

            Re:   Financial Performance Corporation (the "Company")

Dear Bill:

          Please be advised that I have elected to exercise warrants to purchase 5,000,000 shares of the Company's common stock at an exercise price of $0.10 per share pursuant to the terms of the warrants issued to me on September 15, 1995.

          Further, this letter shall confirm that I have agreed with the Company to convert $1,000,000 of Company indebtedness held by me into an aggregate of 5,000,000 shares of the Company's common stock at a conversion price of $0.20 per share.

          With regard to such conversion, it is understood and agreed that if, at any future date(s), the Company shall issue post-reverse split shares of common stock to any other party for a price of less than $0.20 per share, I shall thereupon be issued such number of additional shares of the Company's common stock without payment of any additional consideration so that the effective conversion rate for al shares of the Company's common stock issued to me resulting from the conversion of debt to equity is equal to the lowest per-share price at which the Company's common stock is hereafter issued to any other party.

          Thank you for your kind attention to these matters.

                                          Sincerely,

                                          /s/ Robert S. Trump

                                          Robert S. Trump

Confirmed and Agreed To:

Financial Performance Corporation


By:  /s/ William F. Finley
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     William F. Finley, President